UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

NEW YORK COMMUNITY BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-31565	06-1377322
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

102 Duffy Avenue, Hicksville, New York 11801

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	NYCB	New York Stock Exchange
Bifurcated Option Note Unit Securities SM	NYCB PU	New York Stock Exchange
Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, $0.01 par value	NYCB PA	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Chairman and Principal Executive Officer Appointment

On February 6, 2024, New York Community Bancorp, Inc. (the “Company”) appointed Alessandro (Sandro) DiNello as Executive Chairman, effective as of February 7, 2024 and, in this capacity, effective as of February 7, 2024, Mr. DiNello will serve as the Company’s principal executive officer and be the most senior executive officer of the Company. Thomas R. Cangemi, who previously served as principal executive officer, will continue to serve as the Company’s President and Chief Executive Officer and as a director of the Company and will report to the Executive Chairman effective as of February 7, 2024.

In addition to continuing his role on the Board, Mr. DiNello, age 69, will work with President and CEO, Thomas R. Cangemi, and the rest of the senior executive leadership team, to improve all aspects of the operations of Flagstar Bank, N.A., the wholly owned subsidiary of the Company.

Most recently, Mr. DiNello has served as the Non-Executive Chairman of the Board after joining the Company following the completion of the Flagstar Bank acquisition in December 2022. Previously, he was President and CEO of Flagstar Bank since 2013.

Mr. DiNello’s biography can be found in the Company’s 2023 Proxy Statement filed with the Securities and Exchange Commission on April 21, 2023, which is incorporated into this Item 5.02 by reference.

There are no family relationships between Mr. DiNello and any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he has been selected as Executive Chairman of the Company. There have been no transactions directly or indirectly involving Mr. DiNello that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

Director Resignation

On February 6, 2024, Toan C. Huynh notified the Company of her decision to resign from the boards of directors of the Company and Flagstar effective as of such date and that she is pursuing other interests.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the appointment of Mr. DiNello as Executive Chairman, Article IX of the bylaws of the Company was amended (the “Bylaws Amendment”) to reflect certain governance matters, which Bylaws Amendment was implemented through an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”).

The Bylaws Amendment provides that, effective as of February 7, 2024 (the “Effective Time”), Mr. DiNello will serve as the Executive Chairman of the Board of Directors of the Company (the “Board”) and that the Executive Chairman shall be the most senior executive officer of the Company. The Bylaws Amendment provides that Mr. Cangemi will serve as the President and Chief Executive Officer of the Company and report to the Executive Chairman. The Bylaws Amendment also provides that, from and after the Effective Time and until the 24-month anniversary of the Effective Time (the “Specified Period”), any removal of Mr. DiNello in his capacity as Executive Chairman of the Board, any failure to appoint, re-elect or renominate him as Executive Chairman, or any adverse amendments or modifications to any employment agreements with him, will, in each case, require the affirmative vote of at least 75% of the entire Board. The Bylaws Amendment also requires the Company to cause Flagstar Bank, N.A., effective as of February 7, 2024, to also implement the provisions set forth above with respect to Mr. DiNello’s appointment as Executive Chairman of Flagstar Bank, N.A. Under the Bylaws Amendment, during the Specified Period, any amendment or modification to any provision of the bylaws of the Company that sets forth the authority and responsibility of the Executive Chairman must be approved by the affirmative vote of at least 75% of the entire Board. The Bylaws Amendment also removed certain governance provisions that had been implemented in connection with the closing of the merger between the Company and Flagstar Bancorp, Inc. on December 1, 2022, including provisions regarding the composition of the Board of Directors and its committees.

The foregoing summary of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which (marked to show changes from the prior version) is filed hereto as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 8.01	Other Events.

On February 7, 2024, the Company issued a press release announcing the appointment of Mr. DiNello as Executive Chairman. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 3.1	Amended and Restated Bylaws.

Exhibit 99.1	Press release issued by the Company on February 7, 2024.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW YORK COMMUNITY BANCORP, INC.

Dated: February 12, 2024	By:	/s/ Salvatore J. DiMartino
Salvatore J. DiMartino
Executive Vice President
Chief of Staff to the CEO